Sub-Item 77Q1(e):

Investment Advisory Agreement dated February 27, 2015 between the Registrant and Valspresso Investment Management, LLC on behalf of the Valspresso Green Zone Select™ Tactical Fund is hereby incorporated by reference to Exhibit 99.(D)(11) to Post-Effective Amendment No. 43 to the Registrant’s Registration Statement on Form N-1A filed on February 27, 2015, accession number: 0001398344-15-001242.

Investment Advisory Agreement dated July 15, 2015 between the Registrant and DDJ Capital Management, LLC on behalf of the DDJ Opportunistic High Yield Fund is hereby incorporated by reference to Exhibit 99.(D)(11) to Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A filed on July 15, 2015, accession number: 0001398344-15-004502.

Interim Investment Advisory Agreement dated June 30, 2015 between the Registrant and Champlain Investment Partners, LLC on behalf of the New Sheridan Developing World Fund is hereby incorporated by reference to Exhibit 99.(D)(13) to Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A filed on July 15, 2015, accession number: 0001398344-15-004502.

Investment Advisory Agreement dated September 8, 2015 between the Registrant and Clarkston Capital Partners, LLC on behalf of the Clarkston Partners Fund and the Clarkston Fund is hereby incorporated by reference to Exhibit 99.(D)(12) to Post-Effective Amendment No. 49 to the Registrant’s Registration Statement on Form N-1A filed on September 8, 2015, accession number: 0001398344-15-0061.